EXHIBIT 10.35
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                AMENDED AND RESTATED EMPLOYMENT CONTINUATION PLAN
                                FOR KEY EMPLOYEES
                                       OF
                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                      -------------------------------------


     1. General Statement of Purpose. With the high level of corporate acquisition and restructuring activity over the past several years, employees are understandably concerned about their careers and their personal financial security. As a result, even rumors of acquisitions and restructuring cause employees to consider major career changes in an effort to assure financial security for themselves and their families.

          This Amended and Restated Employment Continuation Plan for Key Employees of Dollar Thrifty Automotive Group, Inc. (the "Plan") amends and restates in its entirety that certain Employment Continuation Plan for Key Employees of Dollar Thrifty Automotive Group, Inc. previously adopted by the Board (as defined below) on September 29, 1998, and is designed to assure fair treatment of Key Employees (as defined below) in the event of a Change in Control (as defined below). In such circumstances, it would permit Key Employees to make critical career decisions in an atmosphere free of time pressure and financial uncertainty, increasing their willingness to remain with Dollar Thrifty Automotive Group, Inc. ("DTAG") notwithstanding the outcome of a possible Change in Control.

     2. Term. The Plan shall be effective as of April 21, 2004, and will automatically terminate as of the later of (i) the close of business on December 31, 2005, or (ii) the expiration of the Employment Continuation Period (the "Term"); provided, however, that (A) commencing on January 1, 2006 and each January 1 thereafter, the Term will automatically be extended for an additional year unless, not later than September 30 of the immediately preceding year, the Company shall have given notice that it does not wish to have the Term extended.

     3. Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates otherwise:

          a. Base Pay. The term "Base Pay" means, with respect to each Key Employee, the greatest of (i) the Key Employee's annual fixed or base salary as in effect for the Key Employee immediately prior to the occurrence of a Change in Control, or (ii) an amount equal to the average of the Key Employee's annual fixed or base compensation as in effect for the Key Employee during the two fiscal years immediately preceding the fiscal year in which the Change in Control occurs, or (iii) the Key Employee's annual fixed or base salary as in effect for the Key Employee immediately prior to his Termination Date.

          b. Board. The term "Board" shall mean the board of directors of DTAG.

          c.    Cause.   The  term  "Cause"  shall  mean  that,   prior  to  any
termination of employment pursuant to Sections 4(c) and 4(d), as applicable, the Key Employee shall have committed:


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                (i)     a  criminal violation involving fraud,  embezzlement  or
theft in connection with his duties or in the course of his employment with the Company;

                (ii)    intentional wrongful damage  to property of the Company;
or

                (iii) intentional wrongful disclosure of secret processes or confidential information of the Company;

and any such act shall have been materially harmful to the Company. For purposes of the Plan, no act or failure to act on the part of the Key Employee shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Key Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Key Employee shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Key Employee a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Key Employee and an opportunity for the Key Employee, together with his counsel (if the Key Employee chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Key Employee had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Key Employee or his beneficiaries to contest the validity or propriety of any such determination.

          d. Change in Control. The term "Change in Control" shall mean the occurrence during the Term of any of the following events:

                (i) DTAG is merged, consolidated or reorganized into another corporation or other legal person, unless, in each case, immediately following such merger, consolidation or reorganization, the Voting Stock of DTAG outstanding immediately prior to such merger, consolidation or reorganization continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such merger, consolidation or reorganization
(including, without limitation, an entity which as a result of such merger, consolidation or reorganization owns DTAG or all or substantially all of DTAG's assets either directly or through one or more Subsidiaries);

                (ii) DTAG sells or otherwise transfers all or substantially all of its assets to another corporation or legal person, unless, in each case, immediately following such sale or transfer, the Voting Stock of DTAG outstanding immediately prior to such sale or transfer continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such sale or transfer (including, without limitation, an entity which as a result of such transaction owns DTAG or all or substantially all of DTAG's assets either directly or through one or more Subsidiaries);


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                (iii)   The  acquisition  by  any  individual,  entity  or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Voting Stock of DTAG then outstanding after giving effect to such acquisition;

                (iv) DTAG files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of DTAG has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                (v) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election or nomination for election by DTAG's shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of DTAG in which such person is named as a nominee for Director, without objection to such nomination) shall be deemed to be or have been a member of the Incumbent Board.

Notwithstanding the foregoing provisions of Section 3(d)(iii) or 3(d)(iv), unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Section 3(d)(iii) or 3(d)(iv) solely because (A) the Company, or (B) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 35% or otherwise, or because DTAG reports that a change in control of DTAG has occurred or will occur in the future by reason of such beneficial ownership.

          e. Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

          f. Committee. The term "Committee" shall mean the Human Resources and Compensation Committee of the Board.

          g.    Company.  The  term   "Company"  shall  mean   DTAG  and/or  its
Subsidiaries, as the context may require.

          h. Employee Benefits. The term "Employee Benefits" shall mean the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which the Key Employee is entitled to participate, including


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without  limitation  any  Retirement  Plan,  stock  option,  performance  share,
performance  unit,  stock  purchase,  stock  appreciation,   savings,   pension,
supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense
reimbursement   and  other  employee  benefit  policies,   plans,   programs  or
arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company, providing perquisites, benefits and service credit for benefits at least as great in the aggregate as are payable thereunder prior to a Change in Control.

          i. Employment Continuation Pay. The term "Employment Continuation Pay" shall mean the amount payable as set forth in Section 5(a) of the Plan.

          j. Employment Continuation Period. The term "Employment Continuation Period" shall mean the period of time commencing on the date of the first occurrence of a Change in Control and continuing until the second anniversary of the occurrence of the Change in Control.

          k. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          l. Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          m.    Incentive  Pay. The term  "Incentive  Pay" means the greatest of
(i) an annual amount equal to the average of the annual bonus made, in regard to services rendered in any fiscal year, during the two fiscal years immediately preceding the fiscal year in which the Change in Control occurs, (ii) the amount of the annual bonus made or to be made in regard to services rendered for the fiscal year immediately preceding the fiscal year in which the Change in Control occurs, or (iii) the target bonus opportunity for the fiscal year in which the Change in Control occurs pursuant to the annual bonus program of the Company applicable to the Key Employee (whether or not funded), or any successor thereto.

          n. Key Employee. The term "Key Employee" shall mean any employee of the Company who is (i) identified on Annex A or (ii) at the Salary grade of E25, E24 or E23 and who is identified on Annex B hereto, and who consents in writing to be subject to the provisions of Section 9(b) and (c) of the Plan. Notwithstanding the foregoing, employees who would otherwise be Key Employees shall not be Key Employees for purposes of the Plan if they have entered into an employment agreement, employment continuation agreement or similar arrangement (other than the Dollar Thrifty Automotive Group, Inc. Employment Continuation
Plan) with the Company providing for the payment of employment continuation compensation in specified circumstances following a Change in Control. In addition, the term "Key Employee" shall include such other employees of the Company as shall be designated in writing by, or in minutes of the actions of, the Committee.


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          o.    Retirement  Plans.  The term  "Retirement  Plans"  means (i) all
"employee pension benefit plans," as defined in Section 3(2) of ERISA, including without limitation all pension, thrift, savings, profit-sharing, retirement income, target benefit, supplemental executive retirement, and excess benefits plans, and (ii) all supplemental insurance plans, programs and arrangements applicable to the Key Employee.

          p. Subsidiary. The term "Subsidiary" shall mean a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by DTAG.

          q. Termination Date. The term "Termination Date" means the date on which the Key Employee's employment is terminated (the effective date of which shall be the date of termination, or such other date that may be specified by the Key Employee if the termination is pursuant to Section 4(c)(ii) (as to Key Employees listed on Annex A), Section 4(d)(ii) (as to Key Employees listed on Annex B) or Section 4(e) (as to Key Employees listed on Annex A-1 benefiting from Section 4(e)).

          r. Voting Stock. The term "Voting Stock" means securities entitled to vote generally in the election of the Board.

     4.   Eligibility Under The Plan.

          a. Subject to the limitations described below, the Plan applies to Key Employees who are employed on the date that a Change in Control occurs. Subject to Section 2, DTAG reserves the right, at any time prior to the occurrence of a Change in Control, to amend, modify, change or terminate the Plan with or without notice or any liability to Key Employees, provided, however, that no such amendment, modification, change or termination which adversely affects the rights of any Key Employee shall be effective with respect to such Key Employee if such amendment, modification, change or termination otherwise would become effective following the commencement of any action by or discussion with a third person that ultimately results in a Change in Control for purposes of this Plan. A Key Employee will be eligible for Employment Continuation Pay and other benefits under the Plan ("Employment Continuation Compensation") in accordance with Sections 4(c) and 4(d), as applicable.

          b. A Key Employee will not be entitled to Employment Continuation Compensation as set forth in Section 4(c) and Section 4(d), as applicable, if the Key Employee's termination is the result of the occurrence of one or more of the following events:

                (i)     The Key Employee's death;

                (ii) The Key Employee becomes permanently disabled within the meaning of, and begins actually to receive disability benefits pursuant to, the long-term disability plan in effect for, or applicable to, the Key Employee immediately prior to the Change in Control; or


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                (iii)   Cause.

          c. A Key Employee who is listed on Annex A will be eligible for Employment Continuation Compensation if, within three years after the occurrence of a Change in Control:

                (i) The Key Employee's employment with the Company is terminated by the Company other than for Cause.

                (ii) The Key Employee voluntarily terminates his employment with the Company following the occurrence of any of the following events:

                        (A) Failure to elect or reelect or otherwise to maintain the Key Employee in the office or the position, or a substantially equivalent office or position, of or with the Company (or any successor thereto by operation of law of or otherwise), as the case may be, which the Key Employee held immediately prior to a Change in Control, or the removal of the Key Employee as a Director of the Company (or any successor thereto) if the Key Employee shall have been a Director of the Company immediately prior to the Change in Control;

                        (B) (1) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Key Employee held immediately prior to the Change in Control, (2) a reduction in the aggregate of the Key Employee's Base Pay and Incentive Pay received from the Company, or (3) the termination or denial of the Key Employee's rights to Employee Benefits or a reduction in the scope or value thereof, any of which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Key Employee of such change, reduction or termination, as the case may be;

                        (C) A determination by the Key Employee (which determination will be conclusive and binding upon the parties hereto provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown by the Company by clear and convincing evidence) that a change in circumstances has occurred following a Change in Control, including, without limitation, a change in the scope of the business or other activities for which the Key Employee was responsible immediately prior to the Change in Control, which has rendered the Key Employee substantially unable to carry out, has substantially hindered Key Employee's performance of, or has caused the Key Employee to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Key Employee immediately prior to the Change in Control, which situation is not remedied within 10 calendar days after written notice to the Company from the Key Employee of such determination;

                        (D) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its business and/or assets have been transferred (by operation of law or otherwise) assumed all duties and obligations of the Company under this Plan pursuant to Section 15;


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                        (E)   The  Company  relocates  its  principal  executive
offices (if such offices are the principal location of Key Employee's work), or the Company requires the Key Employee to have his principal location of work changed, to any location that, in either case, is in excess of 50 miles from the location thereof immediately prior to the Change in Control, or requires the Key Employee to travel away from his office in the course of discharging his responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than the average number of days of travel that were required of the Key Employee during the three full years immediately prior to the Change in Control without, in either case, his prior written consent; or

                        (F) Without limiting the generality or effect of the foregoing, any material breach of this Plan by the Company or any successor thereto which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Key Employee of such breach.

          d. A Key Employee who is listed on Annex B will be eligible for Employment Continuation Compensation if, within three years after the occurrence of a Change in Control, (i) the Key Employee's employment with the Company is terminated by the Company other than for Cause, or (ii) the Key Employee voluntarily terminates his employment with the Company following the Key Employee's annualized base compensation being reduced to 90% or less of his Base Pay.

          e. Notwithstanding anything contained in this Plan to the contrary, in the event of a Change in Control, any Key Employee to whom the benefits of this Section 4(e) are extended as provided in Annex A-1 may terminate employment with the Company for any reason, or without reason, during the 90-day period immediately following the occurrence of a Change in Control with a right to Employment Continuation Compensation; provided, however, that for purposes of this Section 4(e), the circumstances described in Section 3(d)(iv) shall not constitute a Change in Control as to any Key Employee to whom benefits of this
Section 4(e) are extended unless there is an actual closing or occurrence of the events which gave rise to the filings with the Securities and Exchange Commission described in Section 3(d)(iv).

          f.    Subject to Section 14, a termination by the Company  pursuant to
Section 4(c)(i) or Section 4(d)(i), as applicable, or by the Key Employee pursuant to Section 4(c)(ii) or Section 4(d)(ii), as applicable, will not affect any rights that the Key Employee may have pursuant to any agreement, policy, plan, program or arrangement of the Company or any Subsidiary providing Employee Benefits, which rights shall be governed by the terms thereof.


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     5.   Employment Continuation Compensation.

          a.    Employment Continuation Pay.

                (i) Subject to Section 9, each Key Employee who is listed on Annex A and who is terminated or terminates employment in accordance with
Section 4(c) shall, within five (5) business days after the Termination Date, receive Employment Continuation Pay from the Company as follows:

                        (A) A lump sum payment in an amount equal to (i) any unpaid regular salary through the Key Employee's Termination Date, (ii) any unpaid bonus for any year prior to the year in which the Key Employee's Termination Date occurs, and (iii) the prorated portion of the annual bonus payable in the year in which the Key Employee's Termination Date occurs, determined at a greater or actual target in accordance with the provisions of the annual bonus plan applicable to the Key Employee or any successor plan.

                        (B) A lump sum payment in an amount equal to (i) the sum of the Key Employee's amount of Base Pay and Incentive Pay, multiplied by (ii) two (for those Key Employees listed on Annex A except if such Key Employee is also listed on Annex A-1) or three (for those Key Employees listed on Annex A-1).

                (ii) Subject to Section 9, each Key Employee who is listed on Annex B and who is terminated or terminates employment in accordance with
Section 4(d) shall, within five (5) business days after the Termination Date, receive Employment Continuation Pay from the Company as follows:

                        (A) A lump sum payment in an amount equal to (i) any unpaid regular salary through the Key Employee's Termination Date, (ii) any unpaid bonus for any year prior to the year in which the Key Employee's Termination Date occurs, and (iii) the prorated portion of the annual bonus payable in the year in which the Key Employee's Termination Date occurs, determined at a greater or actual target in accordance with the provisions of the annual bonus plan applicable to the Key Employee or any successor plan.

                        (B) A lump sum payment in an amount equal to (i) the sum of the Key Employee's amount of Base Pay and Incentive Pay, multiplied by (ii) one.

                (iii) Without limiting the rights of any Key Employee at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" as quoted from time to time during the relevant period in the Southwest Edition of The Wall Street Journal. Such interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

          b. Health and Life Benefits. For the number of years for which Employment Continuation Pay is paid in accordance with Section 5(a) (the
"Continuation Period"), the Company will arrange to provide the Key Employee with Employee Benefits that provide health and life benefits (but not


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disability,  stock option,  performance share, performance unit, stock purchase, stock appreciation or similar compensatory benefits) substantially similar to those that the Key Employee was receiving or entitled to receive immediately prior to the Termination Date (or, if greater, immediately prior to the reduction, termination or denial described in Section 4(c)(ii)(B) as to Key Employees listed on Annex A), except at the level of any such Employee Benefits to be provided to the Key Employee may be reduced in the event of a
corresponding   reduction   generally   applicable  to  all   recipients  of  or
participants in such Employee Benefits. During any period of continued coverage pursuant to this Section, the Key Employee will be required to pay the same cost of coverage, co-pays, deductibles and other similar payments paid by the Key Employee immediately prior to the Change in Control. If and to the extent that any benefit described in this Section 5(b) is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company, then the Company will itself pay or provide for the payment to the Key Employee, his dependants and beneficiaries, of such Employee Benefits along with, in the case of any benefit described in this Section 5(b) which is subject to tax because it is not or cannot be paid or provided under any such policy, plan, program or arrangement of the Company, an additional amount such that after payment by the Key Employee or his dependants or beneficiaries, as the case may be, of all taxes so imposed, the recipient retains an amount equal to such taxes. Notwithstanding the foregoing, or any other provision of the Plan, for purposes of determining the period of continuation coverage to which the Key Employee or any of his dependants is entitled pursuant to Section 4980B of the Code (or any successor provision thereto) under the Company's medical, dental and other group health plans, or successor plans, the Key Employee's "qualifying event" shall be the termination of the Continuation Period and the Key Employee shall be considered to have remain actively employed on a full-time basis through that date. Without otherwise limiting the purposes or effect of Section 6, Employee Benefits otherwise received by the Key Employee pursuant to this Section 5(b) will be reduced to the extent comparable welfare benefits are actually received by the Key Employee from another employer during the Continuation Period following the Key Employee's Termination Date, and any such benefits actually received by the Key Employee shall be reported by the Key Employee to the Company.

          c. Outplacement Services. Each Key Employee listed on Annex A whose employment is terminated in accordance with Section 4(c) shall be reimbursed by the Company for reasonable expenses incurred for outplacement counseling (i) which are pre-approved by the Administrator, (ii) which do not exceed 20% of the Key Employee's Base Pay and (iii) which are incurred by the Key Employee within twelve (12) months following the Termination Date.

          d. Company Car. During the Continuation Period, the Company will arrange to provide each Key Employee with one or more cars in accordance with the policies and procedures of the Company regarding the provision of cars to its employees existing immediately prior to the Change in Control. At the end of the Continuation Period, the Company will transfer in outright ownership to any Key Employee listed on Annex A-1 such car or cars.

          e. Club Dues; Financial, Investment and Tax Planning. During the Continuation Period, the Company will reimburse each Key Employee for his club dues in accordance with the policies and procedures of the Company regarding such reimbursement of dues to its executives existing immediately prior to the Change in Control. In addition, during the Continuation Period, the Company will arrange to provide each Key Employee with financial, investment and tax planning services in accordance with the policies and procedures of the Company regarding the provision of such services to its executives existing immediately prior to the Change in Control.

     6. Certain Additional Payments by the Company. Paragraphs (a) through (g) of the following Section 6 shall apply only to those Key Employees listed on Annex A-1.

          a. Anything in this Plan to the contrary notwithstanding, in the event that this Plan shall become operative and it shall be determined (as hereafter provided) that any payment or distribution by the Company or any of its affiliates to or for the benefit of the Key Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on, or the vesting or exercisability of, any of the foregoing (a "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Key Employee shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"); provided, however, that no Gross-up Payment shall be made with respect to the Excise Tax, if any, attributable to (i) any incentive stock option, as defined by Section 422 of the Code ("ISO") granted prior to the execution of this Plan, or (ii) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (i). The Gross-Up Payment shall be in an amount such that, after payment by the Key Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Key Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

          b. Subject to the provisions of Section 6(f), all determinations required to be made under this Section 6, including whether an Excise Tax is payable by the Key Employee and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Key Employee and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Key Employee in his sole discretion. The Key Employee shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Key Employee within 30 calendar days after the Termination Date, if applicable, and any such other time or times as may be requested by the Company or the Key Employee. If the Accounting Firm determines that any Excise Tax is payable by the Key Employee, the Company shall pay the required Gross-Up Payment to the Key Employee within five business days after receipt of such determination and calculations with respect to any Payment to the Key Employee; provided, however, that the Company can estimate and pay any Excise Tax to any applicable taxing authority if the Company determines in its sole discretion that such amount is due and payable prior to the date such determination is made by the Accounting Firm, and such payments shall reduce the amount of the Gross-Up Payment payable to the Key Employee. If the Accounting Firm determines that no Excise Tax is payable by the Key Employee, it shall, at the same time as it makes such determination, furnish the Company and the Key Employee an opinion that the Key Employee has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 6(f) and the Key Employee thereafter is required to make a payment of any Excise Tax, the Key Employee shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Key Employee as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Key Employee within five business days after receipt of such determination and calculations.

          c. The Company and the Key Employee shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Key Employee, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section 6(b). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Key Employee.

          d. The federal, state and local income or other tax returns filed by the Key Employee shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Key Employee. The Key Employee shall make proper payment of the amount of any Excise Payment, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the federal income tax return of the Key Employee, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Key Employee shall within five business days pay to the Company the amount of such reduction.

          e. The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Section 6(b) shall be borne by the Company. If such fees and expenses are initially paid by the Key Employee, the Company shall reimburse the Key Employee the full amount of such fees and expenses within five business days after receipt from the Key Employee of a statement therefor and reasonable evidence of his payment thereof.

          f. The Key Employee shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than ten business days after the Key Employee actually receives notice of such claim and the Key Employee shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Key Employee). The Key Employee shall not pay such claim prior to the earlier of (i) the expiration of the thirty calendar-day period following the date on which he gives such notice to the Company and (ii) the date that any payment of amount with respect to such claim is due. If the Company notifies the Key Employee in writing prior to the expiration of such period that it desires to contest such claim, the Key Employee shall:

                (i)     provide  the   Company  with   any  written  records  or
documents in his possession relating to such claim reasonably requested by the Company;

                (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

                (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

                (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Key Employee, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this
Section 6(f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 6(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Key Employee may participate therein at his own cost and expense) and may, at its option, either direct the Key Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Key Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Key Employee to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Key Employee on an interest-free basis and shall indemnify and hold the Key Employee harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Key Employee with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Key Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          g. If, after the receipt by the Key Employee of an amount advanced by the Company pursuant to Section 6(f), the Key Employee receives any refund with respect to such claim, the Key Employee shall (subject to the Company's complying with the requirements of Section 6(f)) within 10 business days after receiving such refund pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Key Employee of an amount advanced by the Company pursuant to Section 6(f), a determination is made that the Key Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Key Employee in writing of its intent to contest such denial or refund prior to the expiration of thirty calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Key Employee pursuant to this Section 6.

          h. Notwithstanding anything contained in this Plan to the contrary, if any amount or benefit to be paid or provided under this Plan to any Key Employee not listed on Annex A-1 would be an "Excess Parachute Payment," within the meaning of Section 280G of the Code, but for the application of this sentence, then the payments and benefits to be paid or provided under this Plan shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). The determination of whether any reduction in such payments or benefits to be provided under this Plan or otherwise is required pursuant to the preceding sentence shall be made at the expense of the Company, if requested by the Key Employee or the Company, by the Company's independent accountants. The fact that the Key Employee's right to payments or benefits may be reduced by reason of the limitations contained in this Section 6(h) shall not of itself limit or otherwise affect any other rights of the Key Employee other than pursuant to this Plan. In the event that any payment or benefit intended to be provided under this Plan or otherwise is required to be reduced pursuant to this
Section 6(h), the Key Employee shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section 6(h). The Company shall provide the Key Employee with all information reasonably requested by the Key Employee to permit the Key Employee to make such designation. In the event that the Key Employee fails to make such designation within 10 business days of the Termination Date, the Company may effect such reduction in any manner it deems appropriate.

     7. Mitigation. A Key Employee shall not be required to mitigate the amount of any payment or benefit provided for in the Plan by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of any Key Employee hereunder or otherwise, except as expressly provided in Section 14 and in the last sentence of Section 5(b).

     8. Timing of Employment Continuation Pay, etc. Employment Continuation Pay shall not be included as earnings for the purpose of calculating contributions or benefits under any employee benefit plan of the Company. Employment Continuation Pay shall not be made from any benefit plan funds, and shall constitute an unfunded unsecured obligation of the Company. Employment Continuation Pay shall be paid in a lump sum on the Termination Date or promptly thereafter. Employment Continuation Pay shall be net of any income, excise or employment taxes which are required to be withheld from such payment.

     9.   Confidentiality; Nonsolicitation.

          (a) During the Term, the Company has disclosed to the Key Employee its confidential or proprietary information (as defined in this Section 9(a)) to the extent necessary for the Key Employee to carry out his obligations to the Company. As a condition to his participation in the Plan, each Key Employee shall covenant and agree that he will not, without the prior written consent of the Company, during the Term or thereafter disclose to any person not employed by the Company, or use in connection with engaging in competition with the Company, any confidential or proprietary information of the Company. For purposes of this Plan, the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by the Company and that is not publicly available (other than by the Key Employee's breach of this Section 9(a)) or generally known to persons engaged in businesses similar or related to those of the Company. Confidential or proprietary information will include, without limitation, the Company's financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, and all other secrets and all other information of a confidential or proprietary nature. For purposes of the preceding two sentences, the term "Company" specifically includes any Subsidiary (collectively, the "Restricted Group"). The foregoing obligations imposed by this Section 9(a) will not apply (i) during the Term, in the course of the business of and for the benefit of the Company, (ii) if such confidential or proprietary information will have become, through no fault of the Key Employee, generally known to the public or (iii) if the Key Employee is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).

          (b) As a condition to his participation in the Plan, each Key Employee shall covenant and agree that during the Continuation Period the Key Employee will not, without the prior written consent of the Company, which consent shall not unreasonably be withheld, on behalf of the Key Employee or on behalf of any person, firm or company, directly or indirectly, attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Restricted Group to give up, or to not commence, employment or a business relationship with the Restricted Group.

     10. Release. Payment of the employment continuation compensation set forth in Section 5 and the Payment set forth in Section 6 (if applicable) is conditioned upon the Key Employee executing and delivering a release (the "Release") substantially in the form provided in Annex C.

     11.  Funding; Professional Fees and Expenses.

          (a) It is the intent of the Company that the Key Employees not be required to incur fees and related expenses for the retention of attorneys, accountants, actuaries, consultants, and/or other professionals ("professionals") in connection with the interpretation, enforcement or defense of his rights under this Plan by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Key Employees hereunder. Accordingly, if it should appear to any Key Employee that the Company has failed to comply with any of its obligations under this Plan or in the event that the Company or any other person takes or threatens to take any action to declare this Plan void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Key Employee the benefits provided or intended to be provided to the Key Employee hereunder, the Company irrevocably authorizes the Key Employee from time to time to retain one or more professionals of the Key Employee's choice, at the expense of the Company as hereafter provided, to advise and represent the Key Employee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior relationship between the Company and such professional, the Company irrevocably consents to the Key Employee's entering into a relationship with any such professional, and in that connection the Company and the Key Employee agree that a confidential relationship shall exist between the Key Employee and any such professional. Without respect to whether the Key Employee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all reasonable fees and related expenses incurred by the Key Employee in connection with any of the foregoing.

          (b) Without limiting the obligations of the Company pursuant to this Plan, in the event a Change in Control occurs, the performance of the Company's obligations under this Plan may be secured by amounts deposited or to be deposited in trust pursuant to certain trust agreements to which the Company shall be a party, providing, among other things for the payment of employment continuation compensation to the Key Employees pursuant to Section 5, and the Gross-Up Payment to the Key Employees pursuant to Section 6, and providing that the reasonable fees and related expenses of one or more professionals selected from time to time by the Key Employees pursuant to Section 11(a) shall be paid, or reimbursed to the Key Employees if paid by the Key Employees, either in accordance with the terms of such trust agreements, or, if not so provided, on a regular, periodic basis upon presentation by the Key Employees to the trustee of a statement or statements prepared by such professional in accordance with its customary practices. Any failure by the Company to satisfy any of its obligations under this Subsection shall not limit the rights of the Key Employees hereunder. Upon the earlier to occur of (i) a Change of a Control or
(ii) a declaration by the Board that a Change in Control is imminent, the Company shall promptly to the extent it has not previously done so:

                (A) for the benefit of Key Employees listed on Annex A, transfer to trustees of such trust agreements to be added to the principal of the trusts a sum equal to (I) the present value on the date of the Change in Control (or on such fifth business day if the Board has declared a Change in Control to be imminent) of the payments to be made to the Key Employees listed on Annex A under the provisions of Sections 5 and 6, such present value to be computed using a discount rate of 8%, less (II) the balance in the Key Employees' accounts provided for in such trust agreements as of the most recent completed valuation thereof, as certified by the trustee under each trust agreement; provided, however, that if the trustee under any trust agreement, respectively, does not so certify by the end of the fourth business day after the earlier of such Change in Control or declaration, then the balance of such respective account shall be deemed to be zero. Any payments of employment continuation compensation or other benefits hereunder by the trustee pursuant to any trust agreement shall, to the extent thereof, discharge the Company's obligation to pay employment continuation compensation and other benefits hereunder, it being the intent of the Company that assets in such trusts be held as security for the Company's obligation to pay employment continuation compensation and other benefits under this Plan; and

                (B) transfer to the trustees to be added to the principal of the trusts under the trust agreements the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) less any principal in such trusts on such fifth business day dedicated to the payment of the Company's obligations under Section 11(a). Any payments of the Key Employees' reasonable professional fees and related expenses by the trustees pursuant to the trust agreements shall, to the extent thereof, discharge the Company's obligation hereunder, it being the intent of the Company that assets in such trust be held as security for the Company's obligation under
Section 11(a). The Key Employees understand and acknowledge that the corpus of the trust, or separate portion thereof, dedicated to the payment of the Company's obligations under Section 11(a) will be $500,000 and that such amount will be available to discharge not only the obligations of the Company to the Key Employees under Section 11(a), but also similar obligations of the Company to other Key Employees and employees under similar provisions of other agreements.

          (c) Subject to the foregoing, the Key Employees shall have the status of general unsecured creditors of the Company and shall have no right to, or security interest in, any assets of the Company.

     12. Employment Rights. Nothing expressed or implied in the Plan shall create any right or duty on the part of the Company or any Key Employee to have the Key Employee remain in the employment of the Company at any time prior to a Change in Control. Any termination of employment of any Key Employee or the removal of any Key Employee from the office or position in the Company prior to a Change in Control but following the commencement of any discussion with any third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Key Employee after a Change in Control for purposes of the Plan.

     13. Withholding of Taxes. The Company may withhold from any amounts payable under the Plan all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

     14. Coordination with Other Payments. If any Key Employee becomes entitled to receive payments under the Plan as a result of his termination of employment, those payments will be in lieu of any and all other claims or rights that the Key Employee may have for severance, separation and/or salary continuation pay upon that termination of employment.

     15.  Successors and Binding Effect.

          a. The Company shall require any successor, (including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise, and such successor shall thereafter be deemed the Company for the purposes of the Plan), to assume and agree to perform the obligations under the Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. The Plan shall be binding upon and inure to the benefit of the Company and any successor to the Company, but shall not otherwise be assignable, transferable or delegable by the Company.

          b. The rights under the Plan shall inure to the benefit of and be enforceable by the Key Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

          c. The rights under the Plan are personal in nature and neither the Company nor any Key Employee shall, without the consent of the other, assign, transfer or delegate the Plan or any rights or obligations hereunder except as expressly provided in this Section. Without limiting the generality of the foregoing, a Key Employee's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his or her will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

          d. The obligation of the Company to make payments and/or provide benefits hereunder shall represent an unsecured obligation of the Company.

          e. The Company and each Key Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and each Key Employee hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of obligations under the Plan.

     16.  Governing   Law.  The  validity,   interpretation,   construction  and
performance of the Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

     17. Validity. If any provisions of the Plan or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of the Plan and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

     18. Captions. The captions in the Plan are for convenience of reference only and do not define, limit or describe the scope or intent of the Plan or any part hereof and shall not be considered in any construction hereof.

     19. Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender and the singular shall be deemed to include the plural, unless the context clearly indicates to the contrary.

     20.  Administration of the Plan.

          a. In General. The Plan shall be administered by the Committee, which shall be named fiduciary under the Plan. The Committee shall have the sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities, in the language of the Plan), to determine the rights and status of Key Employees or other persons under the Plan, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable hereunder and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the forgoing, the Committee is hereby granted the authority (i) to determine whether a particular employee is a "Key Employee" under the Plan and (ii) to determine whether a particular Key Employee is eligible for Employment Continuation Compensation and other benefits under the Plan.

          b. Delegation of Duties. The Committee may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Employment
Continuation Compensation, to a named administrator or administrators (the "Administrator").

          c. Regulations. The Committee shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan.

          d. Claims Procedure. The Committee shall determine the rights of any employee of the Company to any Employment Continuation Compensation hereunder. Any employee or former employee of the Company who believes that he is entitled to receive Employment Continuation Compensation under the Plan, including other than that initially determined by the Committee, may file a claim in writing with the Administrator. The Committee shall, no later than ninety (90) days after the receipt of a claim, either allow or deny the claim by written notice to the claimant. If a claimant does not receive written notice of the Committee's decision on his claim within such 90-day period, the claim shall be deemed to have been denied in full.

A denial of a claim by the Committee, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

                (i)     the specific reason or reasons for the denial;

                (ii) specific reference to pertinent Plan provisions on which the denial is based;

                (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                (iv)    an explanation of the claim review procedure.

A claimant whose claim is denied (or his duly authorized representative) may, within thirty (30) days after receipt of denial of his claim, request a review of such denial by the Committee by filing with the Administrator a written request for review of his claim. If the claimant does not file a request for review with the Administrator within such 30-day period, the claimant shall be deemed to have acquiesced in the original decision of the Committee on his claim. If a written request for review is so filed within such 30-day period, the Committee shall conduct a full and fair review of such claim. During such full review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. The Committee shall notify the claimant of its decision on review within sixty
(60) days after receipt of a request for review. Notice of the decision on review shall be in writing. If the decision on review is not furnished to the claimant within such 60-day period, the claim shall be deemed to have been denied on review.

          e. Revocability of Action. Any action taken by the Committee with respect to the rights or benefits under the Plan of any employee shall be revocable by the Committee as to payments or distributions not yet made to such person, and acceptance of Employment Continuation Compensation under the Plan constitutes acceptance of and agreement to the Company making any appropriate adjustments in future payments or distributions to such person to offset any excess or underpayment previously made to him.

          f. Execution of Receipt. Upon receipt of any Employment Continuation Compensation hereunder, the Committee reserves the right to require any Key Employee to execute a receipt evidencing the amount and payment of such Employment Continuation Compensation.

     IN WITNESS WHEREOF, Thomas P. Capo has caused the Plan to be executed this 21st day of April, 2004.

ATTEST:                                 DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                        a Delaware corporation

__________________                      By:_____________________________________
Stephen W. Ray                             Thomas P. Capo
Secretary                                  Chairman of the Board

                AMENDED AND RESTATED EMPLOYMENT CONTINUATION PLAN
                              FOR KEY EMPLOYEES OF
                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

                                    Annex A-1

                                  Key Employees
                                  -------------

Steven B. Hildebrand*
Donald M. Himelfarb



*Benefiting from Section 4(e)

                AMENDED AND RESTATED EMPLOYMENT CONTINUATION PLAN
                              FOR KEY EMPLOYEES OF
                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

                                     Annex A

                                  Key Employees
                                  -------------


R. Scott Anderson
Jay A. Betz
Yves Boyer
John J. Foley
Peter G. Guptill
Richard Halbrook
Steven B. Hildebrand
Donald M. Himelfarb
David Sparkman
Lloyd St. Clair
Vicki J. Vaniman

                AMENDED AND RESTATED EMPLOYMENT CONTINUATION PLAN
                              FOR KEY EMPLOYEES OF
                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

                                     Annex B

                                  Key Employees
                                  -------------

Thomas Adams
Victor Alonzi
Jim Bowen
Stewart Brown
Brian K. Carpenter
Jeffrey Cerefice
Fred Chesebro
Charles Coniglio
Scott Coulter
Robert Drvostep
James Duffy
Bob DuPont
Robert S. Erickson
Frederick Fleischner
Jim Holder
Randall J. Holder
Brad Little
John Maus
Bill McNeice
Mario L. Nargi
Alan Nixon
Kimberly Paul
Carlos Pearman
Pamela S. Peck
Matt Pellegrino
Lynne Pritchard
Daniel Regan
James R. Ryan
James Senese
Dean W. Strickland
Bob Thunell
Janet M. Worley

                                     Annex C

                                 Form of Release
                                 ---------------

     WHEREAS, the Key Employee's employment has been terminated in accordance with Section 4 of the Amended and Restated Employment Continuation Plan for Key Employees of Dollar Thrifty Automotive Group, Inc. dated as of April 21, 2004, by and between __________________ (the "Key Employee") and Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the "Plan").

     WHEREAS, the Key Employee is required to sign this Release in order to receive the Employment Continuation Pay as described in Section 5 of the Plan and the other benefits described in the Plan.

     NOW THEREFORE, in consideration of the promises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Key Employee agrees as follows:

     1. This Release is effective on the date hereof and will continue in effect as provided herein.

     2. In consideration of the payments to be made and the benefits to be received by the Key Employee pursuant to the Plan, which the Key Employee acknowledges are in addition to payments and benefits which the Key Employee would be entitled to receive absent the Plan, the Key Employee, for himself and his dependents, successors, assigns, heirs, executors and administrators (and his and their legal representatives of every kind), hereby releases, dismisses, remises and forever discharges Dollar Thrifty Automotive Group, Inc., its predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, stockholders, members, employees, heirs, successors, assigns, representatives, agents and counsel (the "Company") from any and all arbitrations, claims, including claims for attorney's fees, demands, damages, suits, proceedings, actions and/or causes of action of any kind and every description, whether known or unknown, which the Key Employee now has or may have had for, upon, or by reason of any cause whatsoever ("claims"), against the Company, including but not limited to:

          (a) any and all claims arising out of or relating to the Key Employee's employment by or service with the Company and his termination from the Company;

          (b) any and all claims of discrimination, including but not limited to claims of discrimination on the basis of sex, race, age, national origin, marital status, religion or handicap, including, specifically, but without limiting the generality of the foregoing, any claims under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended and the Americans with Disabilities Act and any applicable state law provisions; and

          (c) any and all claims of wrongful or unjust discharge or breach of any contract or promise, express or implied.

     3. The Key Employee understands and acknowledges that the Company does not admit any violation of law, liability or invasion of any of his rights and that any such violation, liability or invasion is expressly denied. The consideration provided for this Release is made for the purpose of settling and extinguishing all claims and rights (and every other similar or dissimilar matter) that the Key Employee ever had or now may have against the Company to the extent provided in this Release. The Key Employee further agrees and acknowledges that no representations, promises or inducements have been made by the Company other than as appear in the Plan.

     4.   The Key Employee further agrees and acknowledges that:

          (a) The release provided for herein releases claims to and including the date of this Release;

          (b) He has been advised by the Company to consult with legal counsel prior to executing this Release, has had an opportunity to consult with and to be advised by legal counsel of his choice, fully understands the terms of this Release, and enters into this Release freely, voluntarily and intending to be bound;

          (c) He has been given a period of 21 days to review and consider the terms of this Release, prior to its execution and that he may use as much of the 21 day period as he desires; and

          (d) He may, within seven days after execution, revoke this Release. Revocation shall be made by delivering a written notice of revocation to the Secretary of Dollar Thrifty Automotive Group, Inc. For such revocation to be effective, written notice must be actually received by the Secretary of Dollar Thrifty Automotive Group, Inc. no later than the close of business on the seventh day after the Key Employee executes this Release. If the Key Employee does exercise his right to revoke this Release, all of the terms and conditions of the Release shall be of no force and effect, the Company shall not have any obligation to make payments or provide benefits to the Key Employee as set forth in the Plan and all benefits provided to the Key Employee under the Plan prior to such revocation shall be recoverable by the Company.

     5. The Key Employee agrees that he will never file a lawsuit or other complaint asserting any claim that is released in this Release.

     6. The Key Employee does not by this Release relinquish any right whatsoever to any vested, deferred benefit in any employee benefit plan which provides for deferred compensation, retirement, pension, savings, thrift and/or employee stock ownership, as same are defined in the Employee Retirement Income Security Act, 29 U.S.C. ss.ss. 1001, et seq., maintained by the Company.

     7. The Key Employee waives and releases any claim that he has or may have to reemployment after ____________________.

     8. The Key Employee agrees to hold harmless the Company from and against any and all costs or losses whatsoever, including reasonable attorney's fees, caused by the Key Employee's breach of any obligation contained herein or if any representation herein was false when made.

     9. Moreover, the provisions of this Release are severable and if any part of it is found to be unenforceable, the other paragraphs shall remain full, valid and enforceable.

     IN WITNESS WHEREOF, the Key Employee has executed and delivered this Release on the date set forth below.


Dated:_____________________             ________________________________________
                                        [Insert Name of Key Employee]